Exhibit 10.1

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of October 16, 2020 is between Aaron’s, Inc., a Georgia corporation (“Aaron’s”), and Aaron’s Holdings Company, Inc., a Georgia corporation and a wholly owned subsidiary of Aaron’s (“HoldCo”). All capitalized terms used in this Assumption Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 1, 2020 (the “Merger Agreement”), by and among HoldCo, Aaron’s and Aaron’s Merger Sub, Inc., a Georgia corporation and a wholly owned subsidiary of HoldCo (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time Merger Sub will be merged with and into Aaron’s, with Aaron’s continuing as the surviving corporation, each outstanding share of Aaron’s Common Stock will be converted into one share of HoldCo Common Stock and each outstanding share of HoldCo Common Stock held by Aaron’s will be canceled (the “Holding Company Formation”); and

WHEREAS, in connection with the Holding Company Formation, HoldCo will assume Aaron’s currently effective registration statements (collectively, the “Registration Statements”), Aaron’s Registered Stock Plans (including the Aaron’s Stock Awards), the Employee Benefit Plans and the Director Plan (as such terms are defined below), all upon the terms and subject to the conditions set forth in this Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Aaron’s and HoldCo hereby agree as follows:

I.

ASSUMPTION OF REGISTRATION STATEMENTS

1. Subject to and as of the Effective Time, by virtue of the Merger, HoldCo assumes the Registration Statements subject to the terms and conditions of the Merger Agreement and, to the extent set forth therein, hereby assumes all obligations of Aaron’s under the Registration Statements.

2. HoldCo, as of the Effective Time by virtue of the Merger, shall be deemed a “successor issuer” for purposes of continuing offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Effective Time, HoldCo agrees to file post-effective amendments to each of the Registration Statements, adopting such statements as HoldCo’s own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934 and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession or as necessary to keep the Registration Statements from being misleading.

II.

ASSUMPTION OF EQUITY PLANS

1. Subject to and as of the Effective Time, by virtue of the Merger, Aaron’s assigns to HoldCo and HoldCo assumes and will perform, from and after the Effective Time, all of the obligations of Aaron’s pursuant to the Amended and Restated Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan, the Aaron’s Inc. Amended and Restated 2015 Equity and Incentive Award Plan and the Aaron’s, Inc. Employee Stock Purchase Plan (collectively, the “Registered Stock Plans”).

2. Subject to and as of the Effective Time, by virtue of the Merger, HoldCo assumes each option to purchase or right to acquire or vest or be settled in Aaron’s Common Stock and/or cash issued under the Amended and Restated Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan, and the Aaron’s Inc. Amended and Restated 2015 Equity and Incentive Award Plan (the “Aaron’s Stock Plans”) or granted by Aaron’s outside of the Aaron’s Stock Plans that is outstanding and unexercised, unvested, unsettled and/or not yet paid or payable immediately prior to the Effective Time (“Aaron’s Stock Awards”), which shall automatically be converted into an option to purchase or right to acquire or vest in or be settled in, on otherwise the same terms and conditions as were applicable under the respective Aaron’s Stock Plan or the underlying equity or equity-based award agreement (as modified herein), that number of shares of HoldCo Common Stock and/or cash amount equal to the number of shares of Aaron’s Common Stock and/or cash amount subject to such Aaron’s Stock Award, and, for stock options, an exercise price per share equal to the exercise price per share for such Aaron’s stock option immediately prior to the Effective Time. Any shares of Aaron’s Common Stock that remain available for issuance pursuant to the Aaron’s Stock Plans immediately prior to the Effective Time shall, by virtue of the Merger, be assumed by HoldCo in such a manner that such shares are converted, as of the Effective Time, into that number of shares of HoldCo Common Stock equal to the number of such shares of Aaron’s Common Stock. Such shares of Holdco Common Stock shall be available for issuance under the Aaron’s Stock Plans assumed by HoldCo on and after the Effective Time.

3. Subject to and as of the Effective Time, by virtue of the Merger, HoldCo assumes sponsorship of the Aaron’s, Inc. Employee Stock Purchase Plan (the “ESPP”), such that each participant eligible to purchase a share of Aaron’s Common Stock under the ESPP shall automatically be eligible to purchase a share of HoldCo Common Stock as of the Effective Time at the same price per share in effect immediately prior to the Effective Time, and otherwise the same terms and conditions as were applicable, under the ESPP immediately prior to the Effective Time shall apply. Any shares of Aaron’s Common Stock that remain available for issuance pursuant to the ESPP immediately prior to the Effective Time shall, by virtue of the Merger, automatically be assumed by HoldCo in such a manner that such shares are converted, as of the Effective Time, into that number of shares of HoldCo Common Stock equal to the number of such shares of Aaron’s Common Stock. Such shares of Holdco Common Stock shall be available for issuance under the ESPP assumed by HoldCo on and after the Effective Time

4. HoldCo and Aaron’s agree to (i) prepare and execute all amendments to the Registered Stock Plans, Aaron’s Stock Awards, and other documents necessary to effectuate HoldCo’s assumption of the Registered Stock Plans and the Aaron’s Stock Awards, and (ii) submit any required filings with the Securities and Exchange Commission in connection with the foregoing.

5. On or prior to the Effective Time, HoldCo shall reserve sufficient shares of HoldCo Common Stock to provide for the issuance of HoldCo Common Stock to satisfy HoldCo’ obligations under the Merger Agreement, including, without limitation, the Registered Stock Plans, the ESPP and the Aaron’s, Inc. Employees Retirement Plan.

6. The assumption and conversion of Aaron’s Common Stock and other equity awards and plans set forth in this Article II shall in all events be implemented in a manner satisfying the requirements of Sections 409A, 422 and 424 of the Code and the regulations issued thereunder and the provisions of the applicable plan.

III.

ASSUMPTION OF EMPLOYEE BENEFIT PLANS

1. Subject to and as of the Effective Time, by virtue of the Merger, Aaron’s transfers, and HoldCo assumes and accepts sponsorship of, the Aaron’s, Inc. Employees Retirement Plan and the Aaron’s, Inc. Deferred Compensation Plan (the “Employee Benefit Plans”), along with any and all agreements, rights, duties, assets and liabilities associated with such Employee Benefit Plans, such that Aaron’s will no longer sponsor any of the Employee Benefit Plans on and after the Effective Time.

2. From and after the Effective Time, by virtue of the Merger, each share of Aaron’s Common Stock held under the Aaron’s, Inc. Employees Retirement Plan shall be assumed by HoldCo in such a manner that it is automatically converted into a share of HoldCo Common Stock.

3. As of and subject to the Effective Time, by virtue of the Merger, Aaron’s transfers, and HoldCo assumes and accepts, any and all trusts and related trust agreements and other funding vehicles maintained by Aaron’s in connection with such Employee Benefit Plans.

4. As of and subject to the Effective Time, by virtue of the Merger, Aaron’s will be a participating employer in the Employee Benefit Plans, and all of Aaron’s employees, to the extent otherwise eligible pursuant to the terms of the applicable Employee Benefit Plan, shall be eligible to participate or continue to be eligible to participate, as applicable, in such Employee Benefit Plans by taking into account any service such employees were credited previously by Aaron’s for purposes of such plans.

5. HoldCo and Aaron’s agree to prepare, execute and deliver any and all amendments to the Employee Benefit Plans and other documents necessary to effectuate HoldCo’s assumption of sponsorship of such Employee Benefit Plans and the related trusts, trust agreements and funding vehicles and HoldCo’s and Aaron’s participation in such Employee Benefit Plans as participating employers for their respective eligible employees.

IV.

ASSUMPTION OF DIRECTOR PLAN

1. Subject to and as of the Effective Time, Aaron’s assigns to HoldCo and HoldCo assumes and will perform, from and after the Effective Time, all of the obligations of Aaron’s pursuant to the Aaron’s, Inc. Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”).

2. HoldCo and Aaron’s agree to prepare and execute all amendments to the Director Plan and other documents necessary to effectuate HoldCo’s assumption of sponsorship of such Director Plan.

V.

MISCELLANEOUS

1. At the Effective Time, any compensatory plan, agreement, program or policy related to Aaron’s Common Stock shall each be automatically deemed to be amended without further action, to the extent necessary or appropriate, to provide that references to Aaron’s in such compensatory plan, agreement, program or policy (including any related documents) shall be deemed to refer solely to HoldCo.

2. Aaron’s and HoldCo agree that the Merger does not constitute a “Change in Control” under the Registered Stock Plans, the Aaron’s Stock Awards, the Deferred Compensation Plan, the Director Plan or any other compensatory plan, agreement, program or policy of Aaron’s or its subsidiaries.

3. Each of HoldCo and Aaron’s will, from time to time and at all times hereafter, upon every reasonable request to do so by the other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Assumption Agreement.

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IN WITNESS WHEREOF, HoldCo and Aaron’s have caused this instrument to be duly executed as of and on the date first above written, to be effective as of the Effective Time.

AARON’S HOLDINGS COMPANY, INC.

By:	/s/ Todd King
Name: Todd King
Title: Vice President and Assistant Secretary

AARON’S, INC.

By:	/s/ Robert W. Kamerschen
Name: Robert W. Kamerschen
Title: Executive Vice President, General Counsel, Chief Corporate Affairs Officer & Corporate Secretary

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